EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-109962 and 333-221862 on Form S-8 of our report dated August 26, 2019, appearing in this Annual Report on Form 11-K of the Daktronics, Inc. 401(k) Plan for the year ended April 30, 2019.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
August 26, 2019